UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2004

PLAINS RESOURCES INC.

(Exact name of registrant as specified in charter)

Delaware	13-2898764
(State of Incorporation)	(I.R.S. Employer Identification No.)

0-9808

(Commission File No.)

700 Milam, Suite 3100

Houston, Texas 77002

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (832) 239-6000

Item 5. Other Events

On January 22, 2004 Plains Resources Inc. (PLX) issued a press release announcing that, after careful consideration, including a thorough review with independent financial and legal advisors, the Special Committee of the Board of Directors of PLX determined that the previously announced proposal by Vulcan Capital, along with PLX’s Chairman James C. Flores and its CEO and President, John T. Raymond to acquire all of PLX’s outstanding stock for $14.25 per share in cash is inadequate and not in the best interests of PLX shareholders.

Item 7. Financial Statements and Exhibits

(c) Exhibit 99.1 – Press Release dated January 22, 2004

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS RESOURCES INC.

Date: January 23, 2004	/s/ John F. Wombwell
John F. Wombwell
Executive Vice President, Secretary and General Counsel

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